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                                                                   EXHIBIT 10.63

                    FORM OF 2002 VERITAS VP PERFORMANCE-BASED
                      EMPLOYEE INCENTIVE BONUS PLAN (EIBP)

ELIGIBILITY:

- VP and above employees not on EPS or revenue-based plans are eligible to participate in the EIBP Plan.

- Actual receipt of performance-based bonus requires being employed by VERITAS on date of payment.

PLAN OVERVIEW:

- Bonuses are performance-based and will be paid on a semi annual basis. The pool will be determined based upon a target percentage of the semi annual base salary for all participants in the plan. The target bonus has been established at 25% of annual base salary.

- The EIBP Plan pool is based upon VERITAS proforma operating profit performance as follows:

                               Performance              % of EIBP pool
                               -----------              --------------
                                   <90%                     50%
                                    90%                     90%
                                   100%                    100%
                                   110%                    125%
                                   120%                    200%
                                  >120%                    200%

        - Any intermediate achievement between levels will earn a proportional amount (for example, earnings of 105% would earn 112.5%).

        - Employees who join VERITAS (or are promoted to a bonus eligible position) during the six month period will be eligible for a pro-rated bonus, provided their hire date or promotion date is no less than one month from the end of the semi annual period.

                - Example: A Division Executive has four eligible employees. If
                  100% of the profit target were achieved, the pool funds at 25% of the eligible salaries of the employees. The Executive has the discretion to allocate to the eligible employees based upon individual performance and contribution to the organization. Where the Executive chooses to award above target bonuses, the pool is reduced for the remaining eligible employees. In this way, the bonus program closely resembles the merit increase and annual stock programs. If operating profit achievement exceeds 100%, the bonus pool will increase. Conversely, if operating profit achievement is lower than expected, the bonus pool will decrease.

        - The Company's CEO and/or board of directors, at his/its sole discretion, may, for reasonable cause, modify or change this Plan or its implementation at any time.